                                                               Exhibit 5.1

[Letterhead of Andrews & Kurth L.L.P.]


May 24, 1994

Board of Directors
Union Texas Petroleum Holdings, Inc.
1330 Post Oak Boulevard
Houston, Texas  77056

Gentlemen:

              In our capacity as special counsel to Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), we have acted as counsel in connection with the Company's Registration Statement (No. 33-52683) on Form S-3 (the "Registration Statement") relating to registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to $200,000,000 aggregate principal amount of debt securities of the Company to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act (the "Debt Securities"), as may be guaranteed (the "Guarantees") from time to time by certain of the Company's subsidiaries (the "Guarantors"). This opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

              As the basis for the opinion hereinafter expressed, we have examined (i) the Company's Restated Articles of Incorporation and Bylaws, each as amended to date, (ii) the form of Indenture to be executed by the Company and The First National Bank of Chicago, as trustee, relating to senior Debt Securities (the "Senior Debt Indenture"), (iii) the form of Indenture to be executed by the Company and The First National Bank of Chicago, as trustee, relating to subordinated Debt Securities (the "Subordinated Debt Indenture") and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

              On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein:

              1. With respect to Debt Securities and, if applicable, the Guarantees thereof, to be issued under the Senior Debt Indenture, we are of the opinion that, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Guarantors, if any, named therein, and the trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities and, if applicable, the Guarantees thereof, will be legally issued and will constitute valid and legally binding obligations of the Company, and, if applicable, each of the Guarantors thereof,

Union Texas Petroleum Holdings, Inc.
Page 2

subject to (x) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other law relating to or affecting creditors' rights generally and (y) general principles of equity.

              2. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, we are of the opinion that, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended,
(iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, subject to (x) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other law relating to or affecting creditors' rights generally and (y) general principles of equity.

              For the purposes of this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby, (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    Andrews & Kurth L.L.P.
                                    425 Lexington Avenue
                                    New York, New York  10017


152:203:450:560